                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-12

                           Madison Bancshares, Inc.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                            [MADISON BANCSHARES LOGO]

                                 March 15, 2002

Dear Fellow Shareholders:

         It is our pleasure to invite you to attend Madison BancShares, Inc.'s first Annual Meeting of Shareholders. This year's Annual Meeting will be held at the Four Points Sheraton Hotel located at 37611 U.S. Highway 19 North, Tarpon Springs, Florida, on Friday, April 23, 2002, at 10:00 a.m., Eastern Time.

         The Notice of the Annual Meeting of Shareholders and Proxy Statement attached to this letter describe the formal business that will be transacted at the Annual Meeting and provide material information concerning that business. Directors and officers of Madison BancShares, Inc., as well as a representative of the accounting firm, Hacker, Johnson & Smith, P.A. will be present at the Annual Meeting to respond to your questions.

         YOUR VOTE IS IMPORTANT. Please sign and date the enclosed Proxy Card promptly and return it in the postage-paid envelope that has been provided. Should you attend the Annual Meeting and prefer to vote in person, you will be given that opportunity.

         On behalf of the Board of Directors and all the employees of Madison BancShares, Inc., we look forward to seeing you at the Annual Meeting.

                                           Sincerely,



                                           /s/ Robert B. McGivney

                                           Robert B. McGivney
                                           President and Chief Executive Officer

                            MADISON BANCSHARES, INC.

                  NOTICE OF THE ANNUAL MEETING OF SHAREHOLDERS
                          TO BE HELD ON APRIL 23, 2002

         NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Shareholders of Madison BancShares, Inc. ("Annual Meeting"), will be held at the Four Points Sheraton Hotel located at 37611 U.S. Highway 19 North, Tarpon Springs, Florida, on April 23, 2002, at 10:00 a.m., Eastern Time to consider the following proposals:

         PROPOSAL I        The election of seven members of the Board of
                           Directors, each for one-year terms;

         PROPOSAL II       The ratification of the appointment of Hacker,
                           Johnson & Smith, P.A. as the independent auditors for Madison BancShares, Inc., and its subsidiary for the fiscal year ending December 31, 2002;

         PROPOSAL III      The adjournment of the Annual Meeting to solicit
                           additional proxies in the event there are not sufficient votes to approve either of the foregoing
                           Proposals; and

         To transact any other business that properly comes before the Annual Meeting, or at any adjournment thereof.

         The Board of Directors has fixed the close of business on March 11, 2002, as the record date for the determination of shareholders entitled to notice of, and to vote at, the Annual Meeting. Only holders of common stock of record at that time will be entitled to vote at the Annual Meeting, or any adjournment thereof. In the event there are insufficient votes to approve either Proposal I or II at the Annual Meeting, the Annual Meeting may be adjourned pursuant to Proposal III, to permit further solicitation of proxies by Madison BancShares, Inc.

                                           By Order of the Board of Directors,



                                           /s/ Robert B. McGivney
                                           Robert B. McGivney
                                           President and Chief Executive Officer

Palm Harbor, Florida
March 15, 2002

                            MADISON BANCSHARES, INC.

                                -----------------

                                 PROXY STATEMENT

                                -----------------

                               GENERAL INFORMATION

ANNUAL MEETING

--------------------------------------------------------------------------------
         DATE:             APRIL 23, 2002
         TIME:             10:00 A.M. EASTERN TIME
         LOCATION:         FOUR POINTS SHERATON HOTEL 37611 U.S. HIGHWAY 19
                           NORTH, TARPON SPRINGS, FLORIDA
--------------------------------------------------------------------------------

SOLICITATION AND VOTING OF PROXIES

         This Proxy Statement and the accompanying Proxy Card are being furnished to shareholders of record as of the close of business on March 11, 2002, in connection with the solicitation of proxies by the Board of Directors of Madison BancShares, Inc. ("Madison" or "Holding Company") for the 2002 Annual Meeting of Shareholders ("Annual Meeting"). The Annual Report, including the financial statements for the fiscal year ended December 31, 2001, accompanies this Proxy Statement which is first being mailed to shareholders on or about March 15, 2002.

         Regardless of the number of shares of common stock that you own, it is important that your shares be represented by proxy or that you be present at the Annual Meeting. To vote by proxy, please indicate your preferences in the spaces provided on the enclosed Proxy Card and return it signed and dated, in the enclosed postage-paid envelope. Proxies obtained by the Board of Directors will be voted in accordance with the directions given therein. Where no instructions are given, proxies will be voted:

         "FOR" the election of the seven director nominees;

         "FOR" the ratification of the appointment of Hacker, Johnson & Smith, P.A. as the independent auditors for the fiscal year ending December 31, 2002; and

         "FOR" the adjournment of the Annual Meeting to solicit additional proxies if there are not sufficient votes to approve either of the foregoing Proposals.

         It is important that your proxy be returned promptly. Therefore, whether or not you plan to be present at the Annual Meeting, please complete, sign and date the enclosed Proxy Card and return it in the enclosed postage-paid envelope.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

REVOCATION OF PROXY

         Your presence at the Annual Meeting will not automatically revoke your proxy. However, you may revoke your proxy at any time prior to its exercise by simply:

         -        Delivering a written notice of revocation to Madison;
         - Delivering a duly executed proxy bearing a later date to Madison; or
         -        Attending the Annual Meeting and voting in person.

VOTING PROCEDURES

         Our Articles of Incorporation do not provide for cumulative voting. Under the Florida Business Corporation Act ("Act"), directors are elected by a plurality of the votes cast at a meeting at which a quorum is present. Our Bylaws provide that a majority of shares entitled to vote and represented in person or by proxy at a shareholder meeting constitutes a quorum. Therefore, each shareholder of record on the record date has the right to vote, in person or by proxy, the number of shares he or she owns for as many director nominees as there are directors to be elected. For example, if you own five shares, you may vote a maximum of five shares for each director to be elected.

         Other matters are approved if affirmative votes cast for a proposal exceed the votes cast against that proposal at a meeting at which a quorum is present, unless a greater number of affirmative votes or voting by classes is required by the Act or our Articles of Incorporation. Abstentions and broker non-votes have no effect under the Act.

         If your shares are held in "street name," under certain circumstances your brokerage firm may vote your shares. Brokerage firms have authority to vote their customers' shares on certain "routine" matters, including the election of directors. When a brokerage firm votes its customers' shares on routine matters, these shares are also counted for purposes of establishing a quorum to conduct business at the meeting. A brokerage firm cannot vote its customer's shares on non-routine matters. There are no non-routine matters being voted upon at this Annual Meeting. Accordingly, these shares are not counted as votes against a non-routine matter, but rather not counted at all for these matters. We, nevertheless, encourage you to provide instructions to your brokerage firm as to how your proxy should be voted. This ensures your shares will be voted at the Annual Meeting.

         The close of business on March 11, 2002, has been fixed by the Board of Directors as the "record date" for determination of shareholders entitled to notice of, and to vote at, the Annual Meeting, and any adjournment thereof. On the record date, there were 1,498,971 shares of Madison's common stock outstanding.

                          BENEFICIAL STOCK OWNERSHIP OF
                        DIRECTORS AND EXECUTIVE OFFICERS

         The following table contains information regarding the current beneficial ownership of each director nominee, continuing director and non-director executive officer of Madison's common stock as of the record date. The percentage of shares held by each person reflects the number of shares that person currently owns, plus the number of shares that person has the right to acquire. No person other than then certain directors and executive officers disclosed herein, is known to Madison to own more than 5% of the outstanding common stock.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                                             NUMBER
                                            OF COMMON                       % OF
                                             SHARES        RIGHT TO       BENEFICIAL
NAME AND ADDRESS OF BENEFICIAL OWNER        OWNED (5)     ACQUIRE (5)     OWNERSHIP
------------------------------------        ---------     -----------     ----------
Robert W. Byrd(1)(2)
One Harborside
Belleair, FL 34616                           18,426          11,576          2.00%

George M. Cantonis(1)(2)
205 Bayview Drive
Belleair, FL 34616                           16,215(6)       11,576          1.86%

Thomas A. Castriota(1)(2)
9607 Hilltop Drive
Port Richey, FL 34654                            --          11,025          0.74%

Wayne R. Coulter(1)(2)
7920 U.S. Highway 19
Port Richey, FL 34668                        13,991(7)       11,576          1.71%

Melvin S. Cutler(1)(2)(3)(4)
35388 U.S.19 North
Palm Harbor, FL 34684                       270,500(8)       17,364         19.27%

Judith F. Gaffney(3)
3453 Mermoor Drive
Palm Harbor, FL 34685                           110           5,788          0.39%

Robert B. McGivney(1)(2)(3)(4)
3070 Oak Creek Drive North
Clearwater, FL 33761                         35,964(9)       57,881          6.28%

David P. Paetzold(3)(4)
3678 Woodridge Place
Palm Harbor, FL 34684                           110          11,576          0.78%

Henry O. Speight(3)(4)
623 Indian Lilac Road
Vero Beach, FL 32963                            110           9,261          0.63%

Paul J. Wikle(1)(2)
9607 Hilltop Drive
Port Richey, FL 34654                         8,381          11,576          1.34%
                                          ---------     -----------

ALL DIRECTORS AND EXECUTIVE
OFFICERS AS A GROUP (10 PERSONS)            363,807         159,199         35.00%
(Footnotes follow this page)

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

(Footnotes to prior table)

--------------
(1)  Madison Bank director.
(2)  Madison BancShares director.
(3)  Madison Bank executive officer.
(4)  Madison BancShares executive officer.
(5)  Includes shares or options for which the named person:
         -        has sole voting and investment power,
         -        has shared voting and investment power with a spouse, or
         -        holds in an IRA or other retirement plan program.
(6)  Includes 5,786 shares of common stock held in Trust.
(7) Includes 11,576 shares of common stock owned with his spouse Pamela W. Coulter as tenants in the entirety.
(8) Includes 82,000 common shares held by Cutler Associates Investments, Inc.; 15,500 common shares held by Melvin S. Cutler Charitable Foundation; and, 33,231 common shares held in Trust.
(9)  Includes 61 shares of common stock held in Trust.

                    BOARD OF DIRECTORS AND COMMITTEE MEETINGS

         Madison BancShares' Board has an Audit Committee, a Compensation Committee, an Investment Committee, and an Investor Relations Committee. The Board meets monthly, and because of the Holding Company's newly formed status, met only four times in 2001. For the same reason, no Committee meetings were held in 2001. No director attended fewer than 75% of the Board Meetings in 2001. Directors receive no additional compensation for serving on Madison BancShares' Board above what is received at Madison Bank. Madison Bank's ("Bank") Board is divided into five committees: Audit and Compliance, Compensation, Investment, Shareholder Relations, and the Loan Committees. All members of the Bank's Board serve on the Loan Committee. In 2001, no director attended fewer than 75% of the meetings of the Bank's Board or any Committee on which he served. Directors receive $500 for each Bank Board meeting they attend and $250 for each Committee meeting they attend.

         The Audit Committee for Madison BancShares will review our auditing, accounting, and financial reporting in accordance with our charter adopted by the Board of Directors on September 4, 2001. A copy of the Audit Charter is attached to this Proxy Statement as Exhibit A. This Committee recommends Madison's independent auditor and reviews the auditor's services. Madison's Audit Committee is comprised of: Robert W. Byrd, Paul J. Wikle and Thomas A. Castriota; all of whom are nonemployee directors. All of the members are independent. In 2001, Madison's Audit Committee held no meetings as the Committee was formed in September of 2001. As part of its duties, the Audit Committee will review and discuss with Madison's management and independent auditors:

         -        Our audited financial statements for the fiscal year ended
                  December 31;

         - Those matters required to be discussed by the Statement on Auditing Standards 61; and

         - The written disclosures and letter from the independent auditor regarding its independence as required by Independence Standards Board Standard No. 1.

The Audit and Compliance Committee for Madison Bank is responsible for ensuring that an adequate audit program exists and that Madison Bank is operating in conformance with all applicable laws, rules and regulations.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

         AUDIT FEES. The aggregate fees billed for professional services by Hacker, Johnson & Smith, P.A. in connection with the audit of the annual financial statements for the year and for the reviews of the quarterly financial statements filed with the Securities and Exchange Commission were $40,000.

         ALL OTHER FEES. In addition to fees billed for audit services and reviews of financial statements for 2001, Madison BancShares was billed $17,000 by Reeves & Pearigen, CPA's for internal review services.

         The Compensation Committee for Madison BancShares is responsible for ensuring that Madison's compensation policy is meeting its objectives and is competitive with other similar financial institutions. Compensation will be reviewed on an annual basis, or more frequently if necessary. The members of the Compensation Committee are: Melvin S. Cutler, George M. Cantonis and Paul J. Wikle. The Compensation Committee for Madison Bank is responsible for ensuring that Madison Bank's compensation policy is effectively meeting its objectives. Compensation at the Bank is reviewed on an annual basis.

         The Investment Committee for Madison BancShares is responsible for ensuring the soundness of Madison's investment policy, and conformance to the policy and compliance with applicable laws, rules and regulations. The Committee also monitors performance of the investment portfolio, our liquidity position and interest rate sensitivity position. The Committee is comprised of Melvin S. Cutler, George M. Cantonis and Robert B. McGivney. The Investment Committee for Madison Bank is responsible for ensuring the soundness of the Bank's investment policy, conformance to the policy and compliance with applicable laws, rules and regulations. As with the Holding Company, the Committee also monitors performance of the investment portfolio, Madison's liquidity position and its interest rate sensitivity position.

         The Investor Relations Committee for Madison BancShares is responsible for maintaining effective communications with Madison's shareholders and for monitoring Madison's stock listing on the NASDAQ SmallCap Market. The Committee is comprised of Melvin S. Cutler, Robert W. Byrd, Wayne R. Coulter and Robert B. McGivney. The Shareholder Relations Committee for Madison Bank is responsible for maintaining effective communications with the Bank's customers.

                       PROPOSAL I -- ELECTION OF DIRECTORS

         The Board of Directors is presently comprised of seven members, all of whom have been nominated by the Board to stand for election at the Annual Meeting. Directors are elected for a one-year term and serve until their successors are elected and installed. To the best of our knowledge, no director nominee is being proposed for election pursuant to any agreement between that person and any other person.

         The seven nominees named herein have indicated that they are willing to stand for election and to serve as directors if elected. Should a director nominee become unable or unwilling to serve, proxies will be voted for the election of such other person as the Board of Directors may choose to nominate.

         The affirmative vote of a plurality of the votes cast at the Annual Meeting is needed to elect a director. Abstentions and withheld votes will have the same effect as votes against a director nominee.

         Information relating to the business experience of each director nominee is set forth below.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                             NOMINEES FOR DIRECTORS

         ROBERT W. BYRD, AGE 60, is a founding director of Madison Bank, having first been elected to the Board in 1985. He serves as a member of the Bank's Shareholder Relations and Audit and Compliance Committees. He is also a director of Madison BancShares. Mr. Byrd serves on the Holding Company's Audit and Investor Relations Committees. Since 1989, he has been a real estate investor and developer at Byrd Corporation of Clearwater, Inc. with current projects in Pinellas, Pasco and Hillsborough Counties, Florida. Mr. Byrd has served as President of the Florida Association of Realtors. He has also served as President of the Greater Clearwater Chamber of Commerce and the Downtown Clearwater Rotary Club. Mr. Byrd is a distinguished alumnus of Florida State University.

         GEORGE M. CANTONIS, AGE 53, is a founding director of the Bank, having first been elected to the Board in 1985. He serves on the Investment and Compensation Committees of the Bank. Ms. Cantonis is also a director of Madison BancShares. He serves on the Compensation and the Investment Committees at the Holding Company. Mr. Cantonis has been President of The Cantonis Company and Executive Vice President of Acme Sponge & Chamois, a subsidiary of The Cantonis Company since 1972. Acme Sponge & Chamois is an international company and one of the major providers in the world for chamois products. The Cantonis Company also owns five hotels in Florida. Mr. Cantonis is active in the community and has recently served as Chairman of the Board of Morton Plant Mease Health Care and Chairman of BayCare. He received his Bachelors Degree from Princeton University and his Masters of Business Administration from the University of Chicago.

         THOMAS A. CASTRIOTA, AGE 47, became a member of the Bank's Board in 2000 and now serves on Madison BancShares' Board. Mr. Castriota is a member of the Audit Committee for Madison BancShares. Mr. Castriota has been the owner of Castriota Chevrolet, Inc. since 1994 and serves on the Board of Trustees of Bayonet Regional Hospital. He is currently President of the Pasco Education Foundation and a Charter Member of the Trinity Rotary Club. He was awarded the Paul Harris Fellow Award from Rotary International, received the Florida Business Partners Award from the Florida Commissioner of Education, and the Genuine Leaders Award from Chevrolet Motors Division in 1997 and 1998.

         WAYNE R. COULTER, AGE 58, became a member of the Bank's Board in 1999. Mr. Coulter is now a director of Madison BancShares. Mr. Coulter serves on the Investor Relations Committee at Madison BancShares. Mr. Coulter is a partner in the law firm of Delzer & Coulter and is a Board Certified Wills, Trusts and Estates Attorney. He has been a partner in that firm since 1972. Mr. Coulter is a former director of NationsBank (North Suncoast) and Barnett Bank of Pasco. Mr. Coulter is a past President of the West Pasco Bar Association and the Greater West Hernando Chamber of Commerce. Mr. Coulter received a Juris Doctorate and a Bachelors of Science from Stetson University. Mr. Coulter is a fourth generation resident of Pasco County, Florida.

         MELVIN S. CUTLER, AGE 68, is the Chairman of the Board of both Madison BancShares and the Bank. Mr. Cutler is a founding director of the Bank (having first been elected to the Board in 1985) and a principal shareholder of the Holding Company. He serves on the Bank's Shareholder Relations, Investment and Compensation Committees. At the Holding Company, Mr. Cutler serves on the Investor Relations, Compensation and Investment Committees. Since 1998, Mr. Cutler has been President of Cutler, Wentzell & Moynihan, a real estate investment advisor. Since 1972 he has served as Chairman of the Board and is a principal shareholder of Cutler Associates, Inc., a design, building and contracting firm with offices in Florida, Massachusetts and Pennsylvania. He received his Bachelors Degree at City College of New York. Mr. Cutler is a professional engineer and a registered investment representative.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

         ROBERT B. MCGIVNEY, AGE 53, is a director and the President and Chief Executive Officer of both Madison BancShares and the Bank. Mr. McGivney became the President of the Bank in September 1991. He currently serves on its Investment Committee. At the Holding Company, Mr. McGivney is a member of the Investor Relations and the Investment Committees. Before joining the Bank, Mr. McGivney was a banker in San Antonio, Texas for 21 years, 17 of which were with Cullen/Frost Bankers, a $6 billion bank holding company headquartered in San Antonio. He served as President and Chief Executive Officer of two of the holding company's affiliate banks in San Antonio. Mr. McGivney is active in the community and currently is on the Board of Directors of the Florida Bankers Association. He is Chairman of the Trustees of Mease Hospitals. He also serves as a member of the Morton Plant Mease Health Care Executive, Finance and Quality Committees and has served on the Executive Board of the West Central Florida Council of the Boy Scouts of America.

         PAUL J. WIKLE, AGE 40, was first elected the Bank Board in 1996. He currently serves on the Bank's Audit and Compensation Committees. He is also a director of Madison BancShares where he is a member of the Audit and the Compensation Committees. Mr. Wikle is the President and Owner of Coldwell Bank/Wikle Properties, a commercial and residential real estate firm located in Palm Harbor, Florida. He has owned and operated that company since 1993. Mr. Wikle is also active as a real estate investor and developer in Northern Pinellas County. He is very active in the community, serving on the Board of the Tarpon Springs Chamber of Commerce, and as a past Secretary and Treasurer for the Greater Clearwater Association of Realtors. He is a Trustee for the First United Methodist Church of Tarpon Springs and has served as President of the Tarpon Springs Chamber of Commerce and Tarpon Springs Jaycees. Mr. Wikle is a native of Palm Harbor and received his Bachelors Degree in Real Estate from Florida State University.

--------------------------------------------------------------------------------
             THE BOARD OF DIRECTORS RECOMMENDS THAT THE SHAREHOLDERS
             VOTE "FOR" THE ELECTION OF THE SEVEN DIRECTOR NOMINEES.
--------------------------------------------------------------------------------

                             EXECUTIVE COMPENSATION

         The Bank has employment agreements with four of its executive officers. Madison has no employment agreements with its employees and no additional compensation is provided for Bank employees' service to the Holding Company. The following is a summary of the key terms common to all four of the Bank's employment agreements, followed by a summary of the unique features of each employment agreement.

         Terms Common to All Employment Agreements - The Bank may terminate each employment agreement for "just cause," and each officer may terminate their employment agreement for "good reason," as those terms are defined in the employment agreements. Termination for just cause immediately terminates the employee's rights to receive any further payments or employee benefits. In the event the Bank terminates an employment agreement for other than just cause or an officer terminates his or her employment agreement for good reason, the officer shall be entitled to defined severance payments. Each officer is also eligible to participate in all stock option and benefit plans available to other employees and officers of the Bank.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

         ROBERT B. MCGIVNEY'S two-year employment agreement was amended and restated effective as of January 1, 2000. Each day, the employment agreement automatically renews for one day, unless such renewals are terminated by either party. Under the terms of the employment agreement, Mr. McGivney is to serve as the President and Chief Executive Officer of the Bank and is to receive an initial annual base salary of $170,000, which shall be increased by $5,000 in the second and third year of its term. He is also eligible to receive a bonus of up to 25% of his salary each year, based on his achieving certain performance goals related to the Bank's asset size and net income. In the event Mr. McGivney's employment agreement is terminated in such a manner as to entitle him to severance payments, such payments shall be equal to the total salary due for the remainder of the term of the employment agreement and a prorated portion of any bonus payment he would have been entitled to receive in the year of termination. In the event Mr. McGivney's employment is terminated as a result of a "change in control" of the Bank, as defined in this agreement, or a change in control occurs within nine months of his voluntary termination or his termination for good reason, Mr. McGivney is to receive a severance payment equal to two and one-half times his current annual base salary, plus a pro-rated portion of any bonus that would have become payable under the agreement. In addition, the Bank has agreed to advance Mr. McGivney up to $15,000 in attorneys' fees in the event he is terminated and files an action to enforce the terms of his agreement. The advanced fees are to be deducted from any later recovery or reimbursed to the Bank in the event Mr. McGivney's action is unsuccessful.

         DAVID P. PAETZOLD'S employment agreement was effective on November 1, 1999, and is for a term of one year. Each day, Mr. Paetzold's employment agreement automatically renews for one additional day, unless such renewals are terminated by either party. Pursuant to the employment agreement, Mr. Paetzold is to serve as the Bank's Executive Vice President/Senior Loan Officer and shall receive a base salary of $100,000, which may be increased by the Board. Under the terms of the employment agreement, Mr. Paetzold may receive an annual bonus of up to 12% of his base salary, at the sole discretion of the Board. In the event Mr. Paetzold's employment agreement is terminated in such a way that he is to receive severance payments, the payments shall total six months' base salary, plus any bonus payment he would have been entitled to at the time of the termination.

         JUDITH GAFFNEY'S employment agreement was effective on October 18, 1999, and is for a term of one year. Each day, Ms. Gaffney's employment agreement automatically renews for one additional day, unless such renewals are terminated by either party. Pursuant to the employment agreement, Ms. Gaffney is to serve as the Bank's Senior Vice President/Retail Banking and shall receive a base salary of $85,000, which may be increased by the Board. Under the terms of the employment agreement, Ms. Gaffney may receive an annual bonus of up to 12% of her base salary, at the sole discretion of the Board. In the event Ms. Gaffney's employment agreement is terminated in such a way that she is to receive severance payments, the payments shall total twelve months' base salary, plus any bonus payment she would have been entitled to at the time of the termination. If Ms. Gaffney's employment agreement is terminated and she receives severance payments, she may not become employed by another financial institution in Pinellas County for a period of one year; in the event her employment is terminated and she does not receive severance payments, she may not become employed by another financial institution in Pinellas County for a period of six months. In either instance, Ms. Gaffney is also prohibited from soliciting any of Madison's customers for one year. Effective February 8, 2002, Ms. Gaffney is no longer employed by the Bank. Pursuant to the agreement described above, Ms. Gaffney is receiving the payments for the next eleven months.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

         HENRY O. SPEIGHT'S employment agreement was effective on April 26, 2000, and is for a term of one year. Each day, Mr. Speight's employment agreement automatically renews for one additional day, unless such renewals are terminated by either party. Pursuant to the employment agreement, Mr. Speight is to serve as the Bank's Executive Vice President/Chief Financial Officer and shall receive a base salary of $90,000, which may be increased by the Board. Under the terms of the employment agreement, Mr. Speight may receive an annual bonus of up to 12% of his base salary, at the sole discretion of the Board. In the event Mr. Speight's employment agreement is terminated in such a way that he is to receive severance payments, the payments shall total six months' base salary, plus any bonus payment he would have been entitled to at the time of the termination. If Mr. Speight's employment agreement is terminated and he receives severance payments, he may not become employed by another financial institution in Pinellas County for a period of one year; in the event his employment is terminated and he does not receive severance payments, he may not become employed by another financial institution in Pinellas County for a period of six months. In either instance, Mr. Speight is also prohibited from soliciting any of Madison's customers for one year.

                           [Intentionally left blank.]

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                           SUMMARY COMPENSATION TABLE

         The following Summary Compensation Table shows compensation information regarding Robert B. McGivney, David P. Paetzold and Henry O. Speight. No other executive officer received compensation at a level required to be reported herein by Securities and Exchange Commission regulations.

                                                                                                               LONG-TERM
                                                                                                              ------------
                                                                                         ANNUAL                 COMPENSA-
                                                                                         ------               ------------
                                                                                      COMPENSATION             TION AWARDS
                                                                                  -------------------         ------------
                                                                                                   OTHER       SECURITIES
                                                                                                   -----      ------------
                 NAME AND                                                                         ANNUAL       UNDERLYING
                 --------                                                                         ------      ------------
            PRINCIPAL POSITION                        YEAR         SALARY          BONUS       COMPENSATION   OPTIONS/SARS
            ------------------                        ----        --------        -------      ------------   ------------
ROBERT B. MCGIVNEY                                    2001        $175,000             --        $ 75,809        57,881
President and Chief Executive Officer of              2000         170,000        $10,800         144,910            --
the Bank and of Madison BancShares, Inc.              1999         165,400             --          60,843        30,000

DAVID P. PAETZOLD                                     2001         104,000          9,000              --        11,576
Executive Vice President and Senior Loan              2000         100,000             --              --            --
Officer of the Bank                                   1999          16,666             --              --        10,000

HENRY O. SPEIGHT
Chief Financial Officer and Executive
Vice President of the Bank and Treasurer              2001          95,000          7,400              --         9,261
and Assistant Secretary of Madison                    2000          90,000            861              --            --
BancShares, Inc.                                      1999              --             --              --            --

                                                       PERCENT OF TOTAL
                              NUMBER OF SECURITIES    OPTIONS GRANTED TO
                     YEAR OF   UNDERLYING OPTIONS      EMPLOYEES IN THE     EXERCISE OR
  NAME                GRANT        GRANTED(1)            FISCAL YEAR         BASE PRICE        EXPIRATION DATE
  ----               -------  --------------------    ------------------    ------------       ----------------
                      2001                --                 --                       --       6,615 per annum
ROBERT B              2000            33,075               71.0%             $7.26/share          7/1/2008-
MCGIVNEY              1999                --                 --                       --          7/1/2010(2)

                      2001                --                 --                       --       2,205 per annum
DAVID P               2000                --                 --                       --          10/4/200-
PAETZOLD              1999            10,000               40.0%             $7.83/share          10/4/2004

                      2001                --                 --                       --        1,764 per annum
HENRY O               2000             8,000               17.2%             $7.03/share          4/26/2006-
SPEIGHT               1999                --                 --                       --          4/26/2010

--------------
(1) The numbers shown represent the number of securities as originally issued. These numbers have increased due to the antidilution provisions of the 1998 Key Employee Stock Option Program that increase the number of options when stock dividends are issued.
(2)      Mr. McGivney was granted the remainder of his stock options in 1997.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

         Certain of Madison's directors, officers and employees have banking relations with the Bank. Loans made to directors, executive officers and principal shareholders, defined as individuals owning 10% or more of Madison's common stock, are governed under the provisions of Section 22(h) of the Federal Reserve Act, which requires that any loans made to those individuals must:

         - Be on substantially the same terms, including interest rates and collateral as those prevailing at the time for comparable transactions with non-affiliated parties; and

         - Not involve more than the normal risk of repayment or present other unfavorable features.

There is, however, an exception for loans made to employees who are affiliates that are made pursuant to a benefit or compensation package that is widely available to all Bank employees and does not give a preference to affiliates. There is also an aggregate limit of $25,000 or 5% of the amount of the Bank's unimpaired capital and unimpaired surplus on all loans to those individuals, unless the Board of Directors has approved the amount and the individual has abstained from participating in the voting.

         There is further exception for loans to executive officers of Madison. Executive officers are those people who participate, or who have authority to participate, in major policy making functions of Madison, regardless of their title. In 2001, the Bank had five employees who would be considered executive officers. Madison may lend any otherwise permissible sum of money to an executive officer for:

         -        Financing the education of the officer's children;

         - A Board of Director's approved first mortgage on the officer's residence; or

         -        A loan secured by certain low-risk collateral.

Madison may also lend up to the higher of $25,000 or 2.5% of Madison's unimpaired capital and unimpaired surplus (but never more than $100,000) to an executive officer for any other purpose.

         During 2001, four members of Madison's Board (or their related business interests) had loans or lines of credit with the Bank that, in the aggregate totaled more than $60,000. These loans and lines of credit were made on the same terms as extensions of credit are made to Madison's unaffiliated customers. Their terms are summarized in the following table.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                                  MADISON BANK
                        DIRECTORS & OFFICERS INDEBTEDNESS
                             AS OF DECEMBER 31, 2001

                                                                                  AGGREGATE
                                       DATE         MATURITY           BALANCE    EXTENSION
                                        OF           DATE OF            AS OF     OF CREDIT       INTEREST
        NAME                           LOAN           LOAN            12/31/01     12/31/01         RATE       TYPE(1)
        ----                         --------       --------          --------    ---------       --------     -------
ROBERT W. BYRD                       09/12/93        Demand           $100,000     $100,000        5.500%       LOC
One Harborside                       01/13/00       01/13/02           981,673      981,673        6.000         CL
Belleair, FL  34616                  09/17/01       09/17/04            58,357       58,357        7.500         CL
                                     05/12/98       09/12/05           145,991      145,991        6.000         CL
                                     03/30/01       04/01/31           212,577      212,577        7.625         ML
                                     04/24/01       04/24/04           330,000      330,000        5.500         CL
                                     05/03/01       05/03/06            47,802       47,802        5.500         CL
                                     01/22/98       02/01/13            83,559       83,559        7.500         ML
                                     11/13/01       11/13/11           139,136      139,136        6.000         IL

GEORGE M. CANTONIS                   10/03/01        Demand            400,000      500,000        5.000         CL
205 Bayview Drive                    09/20/96        Demand            100,000      100,000        4.750        LOC
Belleair, FL  34616                  02/08/99       02/08/11         1,350,082    1,350,082        8.000         CL
                                     10/26/98       10/26/03            94,635      100,000        4.750        ELOC
                                     01/05/98        Demand                  0       50,000        5.500        LOC

WAYNE R. COULTER                     01/28/00        Demand            115,185     250,000         4.750        LOC
8980 Crescent Forest Blvd
New Port Richey, FL  34654

PAUL J. WIKLE                        11/10/97        Demand            155,000     250,000         5.500         CL
33 Central Court                     06/15/98       09/04/12           193,713     193,713         8.250         CL
Tarpon Springs, FL  34689            06/10/99       05/10/09           235,303     235,303         7.600         CL
                                     06/07/00       06/07/10           257,520     257,520         9.000         CL
                                     06/15/01       06/15/10            64,309      64,309         7.602         CL
                                     06/15/00       06/15/10           256,505     256,505         8.950         CL
                                     03/30/01        Demand            115,000     250,000         5.000         CL
                                     05/29/01       05/29/31           158,382     158,382         7.650         CL
                                     04/27/01       04/27/04           535,000     535,000         5.000         CL
                                     03/24/99       03/24/02             1,108       1,108         8.250         IL
                                     10/12/98        Demand                100       5,000         5.750         IL
                                     08/15/01        Demand             68,935     430,000         4.750         CL

(1) LOC: line of credit; CL: commercial loan; ML: residential mortgage; IL: installment loan; ELOC: equity line of credit.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                                   PROPOSAL II
                   RATIFICATION OF THE APPOINTMENT OF AUDITORS
                    FOR FISCAL YEAR ENDING DECEMBER 31, 2002

         The Board of Directors intends to retain the accounting firm of Hacker, Johnson & Smith, P.A., as Madison's independent auditors for the fiscal year ending December 31, 2002. A representative from the firm is expected to be present at the Annual Meeting to respond to questions regarding our financial statements and the notes thereto.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
      THE RATIFICATION OF THE APPOINTMENT OF HACKER, JOHNSON & SMITH, P.A.
                  FOR THE FISCAL YEAR ENDING DECEMBER 31, 220
--------------------------------------------------------------------------------

                                  PROPOSAL III
                          ADJOURNMENT OF ANNUAL MEETING

         The Board of Directors seeks your approval to adjourn the Annual Meeting in the event that there are not a sufficient number of votes to approve Proposals I or II at the Annual Meeting. In order to permit proxies that have been timely received by the Madison to be voted for an adjournment, we are submitting this Proposal as a separate matter for your consideration. If it is necessary to adjourn the Annual Meeting and the adjournment is for a period of less than 30 days, no notice of the time or place of the reconvened meeting will be given to shareholders, other than an announcement made at the Annual Meeting.

--------------------------------------------------------------------------------
         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR"
             THE APPROVAL OF THE ADJOURNMENT OF THE ANNUAL MEETING.
--------------------------------------------------------------------------------

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         To the best of Madison's knowledge, during 2001, each of its directors, executive officers and beneficial owners of 10% of its common stock timely filed all reports required by Section 16(a) of the Securities Exchange Act of 1934.

                              SHAREHOLDER PROPOSALS

         In order to be eligible for inclusion in the Madison's proxy materials for the 2003 Annual Meeting of Shareholders, a shareholder's proposal to take action at such meeting must be received at Madison's main office at 35388 U.S. Highway 19 North, Palm Harbor, Florida 34684-1900, on or before November 16, 2002. Proposals must comply with the Securities and Exchange Commission's proxy rules, as provided in 17 C.F.R. Section 240.14(a) in order to be included in the Madison's proxy materials.

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

             NOTICE OF BUSINESS TO BE CONDUCTED AT AN ANNUAL MEETING
                           AND SHAREHOLDER NOMINATIONS

         The Bylaws of the Madison provide an advance notice procedure for certain business, including nominations for directors, to be brought before an annual meeting. In order for a shareholder to properly bring business before an annual meeting, the shareholder must give written notice to the Corporate Secretary not less than 10 days before the time originally fixed for such meeting.

                                  SOLICITATION

         The cost of soliciting proxies on behalf of the Board of Directors for the Annual Meeting will be borne by the Madison. Proxies may be solicited by directors, officers or our regular employees, in person or by telephone, e-mail or mail. We are requesting persons and entities holding shares in their names, or in the names of their nominees, to send proxy materials to, and obtain proxies from, such beneficial owners. Those persons and entities will be reimbursed for their reasonable out-of-pocket expenses.

OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE ANNUAL MEETING

         The Board of Directors knows of no additional business that will be presented for consideration at the Annual Meeting. Unless you indicate otherwise, however, execution of the enclosed Proxy Card confers discretionary authority upon the designated proxy holders to vote your shares in accordance with their best judgment on any other business that may properly come before the Annual Meeting, or any adjournment thereof. If you do not wish to extend such authority, you may limit your proxy by marking the appropriate box on the Proxy Card.

                     AVAILABILITY OF ADDITIONAL INFORMATION

         Accompanying this Proxy Statement is Madison's 2002 Annual Report, which includes our audited financial statements. Additional copies of Madison's Annual Report or our Form 10-KSB are available to shareholders at no charge. Any shareholder who would like an additional copy may contact Henry O. Speight, Treasurer and Assistant Secretary, Madison BancShares, Inc., 34911 U.S. Highway 19 North, Suite 600, Palm Harbor, Florida 34684, telephone number (727) 786-5200, extension 532.

         Madison currently files periodic reports (including Form 10-KSB, Form 10-QSB, Proxy Statements, etc.) with the Securities and Exchange Commission. These periodic reports are filed electronically via EDGAR and are available for review on the SEC website at www.sec.gov,or can be inspected and copied at the public reference facilities maintained by the Securities and Exchange Commission at its Public Reference Section, 450 Fifth Street, NW, Washington, DC 20549.

MADISON BANCSHARES, INC.
MARCH 15, 2002

                   MADISON BANCSHARES, INC. C PROXY STATEMENT
              35388 U.S. 19 NORTH X PALM HARBOR, FLORIDA 34684-1900

                 CHARTER OF THE AUDIT COMMITTEE OF THE BOARD OF
                                    DIRECTORS
                           OF MADISON BANCSHARES, INC.

AUDIT COMMITTEE PURPOSE

         The Committee is appointed by the Board of Directors of Madison BancShares, Inc. (the "Company") to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

         - Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, account and legal compliance.

         - Monitor the independence and performance of the Company's independent auditors and internal auditing function (including an outsource service provider).

         - Provide an avenue of communication among the independent auditors, management, the internal audit department (including an outsource service provider) and the Board of Directors.

         - The Company's Audit Committee will serve as the audit committee for the holding company and Madison Bank and may have joint meetings serving the audit requirements of both Madison Bancshares, Inc. and Madison Bank.

         The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the Company. The Audit Committee must obtain full Board approval prior to retaining, at the Company's expense, special legal, accounting, or other consultants or experts, it deems necessary in the performance of its duties.

            Charter of the Audit Committee of the Board of Directors

AUDIT COMMITTEE COMPOSITION AND MEETINGS

         The Audit Committee shall meet the requirements of NASDAQ Rule 4350(d)(2). Under this rule, the Audit Committee shall be comprised of a minimum of two (2) directors as determined by the Board, each of whom shall be independent non-executive directors, free from any relationship that would interfere with the exercise of his or her independent judgment.

         Audit Committee members shall be appointed by the Board. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

         The Committee shall meet at least four times annually separately or combined with the entire Board, subject to the majority of the independent directors present, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditor, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed.

AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

         Review Procedures

         1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the charter published at least every three years in the Company's proxy statement.

         2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

         3. In consultation with the management, the independent auditors, and any internal auditors, consider the integrity of the Company's reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control, and report such exposures. Review significant findings prepared by the independent and internal auditing department together with management's responses.

            Charter of the Audit Committee of the Board of Directors

         4. Review with management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with AICPA SAS 61. The Chair of the Committee or a member of the Committee acting as Chair, may represent the entire Audit Committee for purposes of this review.

         Independent Auditors

         5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

         6. Approve the fees and other significant compensation to be paid to the independent auditors.

         7. The committee shall annually review the performance (effectiveness, objectivity, and independence) of the external auditors. The committee shall ensure receipt of a formal written statement from the external auditors consistent with standards set by the Independence Standards Board. Additionally, the committee shall discuss with the auditor any relationships or services that may affect auditor objectivity or independence. If the committee is not satisfied with the auditors' assurances of independence it shall take or recommend to the full board appropriate action to ensure the independence of the external auditor.

         8. Review the independent auditors audit plan - discuss scope, staffing, locations, reliance upon management, and internal audit and general audit approach.

         9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

            Charter of the Audit Committee of the Board of Directors

         10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Audit and Legal Compliance

         11. Review the budget, plan, changes in plan, activities, organizational structure, and qualifications of the internal audit department and/or outsource service provider, as needed.

         12. Review the appointment, performance, and replacement of the senior internal audit executive and/or outsource service provider.

         13. Review significant reports prepared by the outsourced internal audit service provider together with management's response and follow-up to these reports.

         14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

         15. Annually prepare a report to the shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

         16. Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

         17. Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

            Charter of the Audit Committee of the Board of Directors

Effective: September 4, 2001

MADISON BANCSHARES, INC.


/s/ Melvin S. Cutler
---------------------------------------
Melvin S. Cutler, Chairman of the Board



/s/ Robert B. McGivney                       /s/ Thomas A. Castriota
---------------------------------------      -----------------------------
Robert B. McGivney, Director                 Thomas A. Castriota, Director



/s/ Robert W. Byrd                           /s/ Wayne R. Coulter
---------------------------------------      -----------------------------
Robert W. Byrd, Director                     Wayne R. Coulter, Director



/s/ George M. Cantonis                       /s/ Paul J. Wikle
---------------------------------------      -----------------------------
George M. Cantonis, Director                 Paul J. Wikle, Director

            Charter of the Audit Committee of the Board of Directors

                                 REVOCABLE PROXY
                            MADISON BANCSHARES, INC.
                         ANNUAL MEETING OF SHAREHOLDERS

The undersigned hereby appoints Melvin S. Cutler and Robert B. McGivney, and each of them, with full powers of substitution, to act as proxy for, and attorney-in-fact, to vote all shares of the common stock of Madison BancShares, Inc. ("Madison BancShares") which the undersigned may be entitled to vote at the Annual Meeting of Shareholders to be held at the Four Points Sheraton Hotel located at 37611 U.S. Highway 19 North, Tarpon Springs, Florida, on Friday, April 23, 2002, at 10:00 a.m., Eastern Time, and at any and all adjournments thereof.

The undersigned shareholder of Madison BancShares may revoke this Proxy at any time before it is voted by either delivering a written notice of revocation to Madison BancShares, delivering a duly executed Proxy bearing a later date to Madison BancShares, or by attending the Annual Meeting and voting in person.

                  THE FOLLOWING PROPOSALS ARE BEING ACTED UPON:

PROPOSAL I: The Election of the seven  members of the    ROBERT W. BYRD         GEORGEM. CANTONIS           WITHHOLD
Board of Directors.                                      THOMAS A. CASTRIOTA    WAYNER. COULTER       FOR   AUTHORITY
                                                         MELVIN S. CUTLER       ROBERT B. MCGIVNEY   ------------------
Note:  To withhold  authority  to vote for any                        PAUL J. WIKLE                   G              G
individual nominee, strike a line through that
nominee's name.

PROPOSAL II: Ratification of the appointment of                    FOR                 AGAINST               ABSTAIN
Hacker, Johnson & Smith, P.A., as the independent                  ---                 -------               -------
auditors for Madison BancShares and its                             G                     G                     G
wholly-owned subsidiary, for the fiscal year ending
December 31, 2002.

PROPOSAL III: The adjournment of the Annual Meeting                FOR                 AGAINST               ABSTAIN
to solicit additional proxies in the event there are               ---                 -------               -------
not sufficient votes to approve either of the                       G                     G                     G
foregoing Proposals

IN ITS DISCRETION, THE PROXY COMMITTEE IS AUTHORIZED TO TRANSACT AND TO VOTE UPON SUCH OTHER BUSINESS as may properly come before the Annual Meeting or any adjournment thereof, unless indicated otherwise by marking this box o.

NOTE: When properly executed, this Proxy will be voted in the manner directed by the undersigned shareholder. UNLESS CONTRARY DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE PROPOSALS LISTED.

IMPORTANT: Please sign your name exactly as it appears on this Proxy Card. When shares are held by joint tenants, both should sign, when signing as attorney, executor, administrator, agent, trustee or guardian, please give full title. If shareholder is a corporation, please sign in full corporate name by president or other authorized officer. If shareholder is a partnership, please sign in partnership name by authorized person.

The undersigned acknowledges receiving from Madison BancShares, prior to the execution of the Proxy, a Notice of the Annual Meeting, a Proxy Statement dated March 15, 2002, and the 2001 Annual Report on Form 10-KSB.

STICKER



                         Signature:
                                   --------------------------------------------

                         Signature if held jointly:
                                                   ----------------------------

                         Date:
                              -------------------------------------------------

                         Please mark, sign, date and return this Proxy Card promptly, using the enclosed envelope. If you receive more than one Proxy Card, please sign and return all cards in the accompanying envelope.